Letter of Intent

This Letter of Intent (“LOI”) is between Live Current Media, Inc. located at 820 – 1130
West Pender Street, Vancouver, BC V6E 4A4, Canada (“LIVC”), and Cell MedX Corp.
located at 123 W. Nye Ln, Suite 446 Carson City, NV (“CMXC”). For purposes of this LOI,
LIVC and CMXC are referred to collectively as “the Parties.”

WHEREAS, CMXC is the manufacturer of a microcurrent medical device, namely the eBalance© device and;

WHEREAS, CMXC has identified two distribution market channels for sales of the eBalance© device, home based and individual rights (“Direct Rights”) and clinic, doctor and practitioner rights (“Wholesale Rights”) to use the eBalance© device to offer treatments to clients;

WHEREAS, CMXC now seeks to sell the worldwide Direct Rights to the eBalance© device and LIVC wishes to purchase these rights;

NOW, THEREFORE, in consideration of the mutual promises expressed herein, the sufficiency of which is acknowledged by the Parties, LIVC and CMXC agree as follows:

1.	Fee

LIVC will pay to CMXC the sum of US$250,000 on signing of this LOI. This fee will be repayable upon expiration of this LOI without execution of a definitive agreement.

2.	Term

This LOI will expire in 90 days following signing or upon being replaced by a definitiveagreement signed by both Parties.

3.	Definitive Agreement

              a. The Parties agree that, within 90 days of the signing of this LOI, a definitive agreement will be signed which outlines the exact details of the purchase of the Direct Rights to the eBalance© device. The Direct Rights are described as any sale of an eBalance© unit to an individual for personal or family and friends use in their home or any variation thereof. These details will include:

                     i. CMXC will assign the exclusive worldwide Direct Rights to market and distribute the eBalance© device to LIVC.

                     ii. LIVC will guarantee to purchase from CMXC a minimum of 500 eBalance© units in the first 14 months after signing the definitive agreement and after receiving the first saleable device. LIVC will guarantee to purchase from CMXC a minimum of 2,000 eBalance© units in the first 24 months after signing the definitive agreement and after receiving the first saleable device.

                     iii. The eBalance© device will be sold for a maximum of US$3,000. LIVC will receive no part of this purchase price.

                     iv. Direct Rights users will pay a maximum of US$20 per treatment.

                     v. CMXC and LIVC will split the treatment fee evenly.

                     vi. LIVC will have the right to sell eBalance© units to clinics, doctors and practitioners in any territory in which the rights have not already been purchased from CMXC by a third party. At the signing of this LOI, no Wholesale Rights have been sold by CMXC.

                     vii. LIVC will have first right of refusal to purchase the Wholesale Rights for any territory with 30 days notice from CMXC after CMXC has agreed to a sale of the Wholesale Rights to a third party.

                     viii. CMXC will be liable for the shipping and handling and credit card fee costs of all sales. ix. CMXC will guarantee all eBalance© devices and replace faulty.devices at their cost.

                     x. eBalance© devices will be guaranteed and users may return them for a full refund within the first 120 days. This refund may be subject to a restocking and shipping and handling fee. Physically abused or damaged eBalance© devices will not be refunded. xi. eBalance© devices sold on a Wholesale Rights basis will be provided to practitioners free of charge.

                     xii. CMXC and LIVC will work together immediately after signing of this LOI to ensure that the client usability software of the eBalance© device meets LIVC’s requirements.

                     xiii. CMXC avers that the eBalance© device is electrically certified for home use, hospital use and clinic use.

                     xiv. The Direct Rights apply to all upgrades and new devices developed by CMXC as long as the agreement is still in place.

                     xv. Both Parties acknowledge that the price of new devices may be higher than the current price structure for the eBalance© device.

       4.        Good Faith

Both Parties agree to work in good faith to complete the definitive agreement before expiration of this LOI.

       5.        Applicable Law and Dispute Resolution

            This Agreement shall be governed, interpreted and enforced in accordance with the laws of British Columbia. The Parties will attempt to resolve any dispute concerning this Agreement through good faith consultation and negotiation.

IN WITNESS WHEREOF, the Parties, through their respective authorized signatories, have caused this Letter of Intent to be duly executed this 10th day of September 2018.

Live Current Media Inc.	Cell MedX Corp.

By: /s/ David Jeffs	By: /s/ Brad Hargreaves

Signature	Signature

Name: David Jeffs	Name: Brad Hargreaves

Title: CEO	Title: VP, Technology and Operations

Date: September 5, 2018	Date: September 5, 2018